AMENDMENT NO. 1 TO
BINDING LETTER OF INTENT

THIS AMENDMENT NO. 1 TO BINDING LETTER OF INTENT (“Amendment No. 1”) is made and entered into effective the 12th day of August, 2008, by and between Seaena, Inc., a Nevada corporation (“SEAI”) and Concord Industries, Inc., a Connecticut corporation (“Concord”).

RECITALS

A. SEAI and Concord entered into a binding letter of intent on January 15, 2008 (the “Agreement”) providing for the acquisition of Concord by SEAI;

B. Paragraph 5 of the Agreement provides that the Agreement and the transaction contemplated by the Agreement was to close on or before March 31, 2008 (the “Original Closing Date”);

C.  Paragraph 6 of the Agreement provides that certain closing conditions, including the receipt by SEAI of at least $3 million in working capital (the “Working Capital Financing”), be completed or waived by the Original Closing Date;

D. On or about May 19, 2008, SEAI and Concord verbally agreed to extend the Original Closing Date under the Agreement to July 15, 2008;

E. SEAI and Concord desire to amend the Agreement to amend Paragraph 5 and 6 to extend the Original Closing Date to be a date that is ninety (90) days following receipt by SEAI of the Working Capital Financing;

F. SEAI and Concord desire to amend the Agreement pursuant to this Amendment No. 1.

NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1. Paragraph 5 of the Agreement is hereby amended to read as follows:

5. Closing. The closing of the transaction contemplated by this offer will be held at the offices of SEAI on or before the ninetieth (90th) day following the completion of the working capital financing by SEAI as set forth in Paragraph 6(e) below (the “Closing Date”) or any other place, time or date mutually agreeable to SEAI and Concord.

2.  The last sentence of Paragraph 6 of the Agreement is hereby amended to read as follows:

“These conditions shall either be satisfied or waived by the party benefitting from such condition no later than the Closing Date.”

3. Other than as specifically provided in this Amendment No. 1, all other provisions of the Agreement shall remain in full force and effect, the Agreement as amended by this Amendment No. 1 constituting the sole and entire agreement between the parties as to the matters contained herein, and superseding any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.

SEAI:
Seaena, Inc.,
a Nevada corporation

By:	/s/ Doug Lee
Doug Lee, President

Concord:
Concord Industries, Inc.,
a Connecticut corporation

By:	/s/ Karen Condron
Karen Condron, President